Exhibit 1A-2B

BYLAWS

OF

TEJASCORE TECHSYSTEMS INC.

(a Wyoming corporation)

These bylaws (these "Bylaws") are the bylaws of Tejascore Techsystems Inc., a Wyoming corporation (the "Corporation"), adopted by the Board of Directors of the Corporation (the "Board") pursuant to the Wyoming Business Corporation Act, Wyo. Stat. Ann. 17-16-101 et seq. (the "Act"), and the Articles of Incorporation of the Corporation (the "Articles").

ARTICLE I. OFFICES

Section 1.1. Registered Office. The registered office of the Corporation in the State of Wyoming, and the registered agent of the Corporation at such office, shall be as set forth in the Articles or as changed from time to time in the manner provided by the Act.

Section 1.2. Principal Office; Other Offices. The principal office of the Corporation shall be located at 1031 Ives Dairy Road #53, Suite 228, Miami, FL 33179, United States, or at such other place as the Board may designate. The Corporation may have such other offices, within or outside the State of Wyoming, as the Board may determine or as the business of the Corporation may require.

ARTICLE II. SHAREHOLDERS

Section 2.1. Annual Meeting. An annual meeting of the shareholders shall be held each year at such date, time, and place, within or outside the State of Wyoming, as the Board shall fix, for the purpose of electing directors and transacting such other business as may properly come before the meeting. Failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the Chief Executive Officer, or the President, and shall be called by the Corporation upon the written demand, delivered in accordance with the Act, of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 2.3. Place and Manner of Meetings. Meetings of shareholders may be held at such place, within or outside the State of Wyoming, as is designated in the notice of meeting, and may be held by means of remote communication to the extent permitted by the Act, in which case shareholders participating by such means shall be deemed present in person at the meeting.

Section 2.4. Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at the meeting not fewer than ten nor more than sixty days before the date of the meeting. Notice may be given in any manner permitted by the Act, including by electronic transmission.

Section 2.5. Record Date. The Board may fix a record date for determining the shareholders entitled to notice of, and to vote at, any meeting of shareholders, to receive any distribution, or for any other proper purpose, which record date shall not be more than seventy days before the meeting or action requiring a determination of shareholders.

Section 2.6. Quorum. A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting.

Section 2.7. Voting; Required Vote. Each outstanding share of common stock is entitled to one vote on each matter voted on at a meeting of shareholders. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. All other action on a matter is approved if a quorum exists and the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the Act or the Articles. Shareholders do not have the right to cumulate votes in the election of directors.

Section 2.8. Proxies. A shareholder may vote shares in person or by proxy appointed in any manner permitted by the Act. An appointment of a proxy is effective when received by the secretary of the meeting or other officer or agent authorized to tabulate votes and is valid for eleven months unless a longer period is expressly provided in the appointment.

Section 2.9. Action Without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action, evidenced by one or more written consents describing the action taken, signed by each such shareholder, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 2.10. Conduct of Meetings. The Chief Executive Officer, or in such officer's absence the President, or in the absence of both such officers a person designated by the Board, shall preside at meetings of shareholders and shall determine the order of business and the rules of procedure for the conduct of the meeting.

ARTICLE III. BOARD OF DIRECTORS

Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.

Section 3.2. Number, Election, and Term. The number of directors of the Corporation shall be two, and may be increased or decreased from time to time by resolution of the Board or by the shareholders, provided that no decrease shall shorten the term of any incumbent director. Directors shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, resignation, or removal. Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

Section 3.3. Resignation; Removal; Vacancies. A director may resign at any time by delivering written notice to the Board, the Chief Executive Officer, or the Corporation. The shareholders may remove one or more directors, with or without cause, at a meeting called for that purpose in accordance with the Act. Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the Board, and a director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until a successor is elected and qualified.

Section 3.4. Regular and Special Meetings. Regular meetings of the Board may be held without notice at such times and places as the Board may determine. Special meetings of the Board may be called by the Chief Executive Officer, the President, or any director, on at least two days notice to each director, given in person, by telephone, by mail, or by electronic transmission. The notice need not describe the purpose of the special meeting.

Section 3.5. Quorum and Voting. A majority of the number of directors in office constitutes a quorum for the transaction of business at any meeting of the Board. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, unless a greater number is required by the Act, the Articles, or these Bylaws.

Section 3.6. Participation by Remote Communication. Directors may participate in any meeting of the Board or a committee of the Board through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting, and participation by such means constitutes presence in person at the meeting.

Section 3.7. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board or a committee of the Board may be taken without a meeting if the action is taken by all members of the Board or committee, evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records. Action so taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 3.8. Committees. The Board may create one or more committees, each consisting of one or more directors, and may delegate to any such committee such authority of the Board as the Board determines, to the fullest extent permitted by the Act. The provisions of these Bylaws governing meetings, notice, quorum, and action of the Board apply to committees of the Board and their members.

Section 3.9. Waiver of Notice. A director may waive any notice required by the Act, the Articles, or these Bylaws before or after the date and time stated in the notice, and attendance of a director at a meeting waives any required notice unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.10. Compensation. The Board may fix the compensation of directors for their services as directors and may provide for the reimbursement of expenses incurred in attending meetings and otherwise performing their duties.

ARTICLE IV. OFFICERS

Section 4.1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, and may include such other officers, including one or more Vice Presidents and a Treasurer, as the Board may appoint. The same individual may simultaneously hold more than one office in the Corporation. Officers shall be appointed by the Board and shall hold office until their successors are appointed and qualified, or until their earlier death, resignation, or removal. The Board may remove any officer at any time with or without cause, and any officer may resign at any time by delivering notice to the Corporation.

Section 4.2. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation, shall have general supervision, direction, and control of the business and affairs of the Corporation subject to the direction of the Board, and shall perform such other duties as the Board may prescribe.

Section 4.3. President. The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may prescribe, and, in the absence or disability of the Chief Executive Officer, shall perform the duties of the Chief Executive Officer.

Section 4.4. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer and principal accounting officer of the Corporation, shall have charge of the funds, securities, books of account, and financial records of the Corporation, shall cause accurate accounts of the Corporation's transactions to be maintained, shall render financial statements and reports as required by the Board or by applicable law, and shall perform such other duties as the Board or the Chief Executive Officer may prescribe. Unless the Board appoints a separate Treasurer, the Chief Financial Officer shall perform the duties of the Treasurer.

Section 4.5. Secretary. The Secretary shall prepare and maintain the minutes of the meetings of the shareholders and of the Board, authenticate records of the Corporation, give notices in accordance with these Bylaws and the Act, maintain the record of shareholders of the Corporation unless a transfer agent is appointed for that purpose, and perform such other duties as the Board or the Chief Executive Officer may prescribe.

Section 4.6. Compensation. The compensation of the officers shall be fixed by or under the authority of the Board, and no officer shall be prevented from receiving compensation by reason of also being a director of the Corporation.

ARTICLE V. SHARES

Section 5.1. Shares Without Certificates. The shares of the Corporation shall be uncertificated shares maintained in book entry form, unless and to the extent the Board provides by resolution that some or all of any class or series of shares shall be represented by certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the Act to be stated on certificates.

Section 5.2. Share Register; Transfer Agent and Registrar. The Corporation shall maintain, itself or through a transfer agent, a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and the number and class of shares held by each. The Board may appoint one or more transfer agents and registrars for the shares of the Corporation. Until a transfer agent is appointed, the Corporation shall maintain its shareholder records internally under the supervision of the Chief Financial Officer.

Section 5.3. Transfers. Transfers of shares shall be made only on the share transfer records of the Corporation, maintained by the Corporation or its transfer agent, upon instruction of the registered holder of the shares or such holder's duly authorized attorney, and upon compliance with such reasonable procedures, including procedures relating to anti money laundering and know your customer requirements, as the Corporation or its transfer agent may establish, subject in all cases to applicable federal and state securities laws and to any restrictions on transfer of which the Corporation has notice.

Section 5.4. Registered Holders. The Corporation shall be entitled to treat the person in whose name shares are registered on the records of the Corporation as the owner of such shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person.

ARTICLE VI. DISTRIBUTIONS

Section 6.1. Distributions. The Board may authorize, and the Corporation may make, distributions to its shareholders, including dividends and share repurchases, subject to the restrictions set forth in the Act and the Articles.

ARTICLE VII. INDEMNIFICATION

Section 7.1. Indemnification and Advancement. The Corporation shall indemnify, and shall advance expenses to, each person who is or was a director or officer of the Corporation, and may indemnify and advance expenses to any employee or agent of the Corporation, to the fullest extent permitted by the Act and the Articles, against any liability and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another entity. The Corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against or incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the Act. The rights conferred by this Article are contract rights, are not exclusive of any other rights to which any person may be entitled, and shall continue as to a person who has ceased to serve in a covered capacity. No amendment or repeal of this Article shall adversely affect any right or protection existing under this Article in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VIII. GENERAL PROVISIONS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year, unless otherwise fixed by resolution of the Board.

Section 8.2. Corporate Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or the Board without a meeting, a record of all actions taken by a committee of the Board, appropriate accounting records, and the other records required by the Act, and shall maintain such records in written form or in another form capable of conversion into written form within a reasonable time.

Section 8.3. Seal. The Corporation is not required to have a corporate seal. If the Board adopts a seal, the failure to affix the seal shall not affect the validity of any instrument.

Section 8.4. Waiver of Notice. Whenever notice is required to be given to any shareholder or director under the Act, the Articles, or these Bylaws, a waiver of such notice in writing signed by the person entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to the giving of such notice.

Section 8.5. Electronic Transmission. Any notice, consent, waiver, or other communication contemplated by these Bylaws may be given or delivered by electronic transmission to the extent permitted by the Act, and any signature contemplated by these Bylaws may be an electronic signature to the extent permitted by applicable law.

Section 8.6. Conflict With Articles or the Act. If any provision of these Bylaws conflicts with the Articles or with a mandatory provision of the Act, the Articles or the Act, as applicable, shall control.

ARTICLE IX. AMENDMENTS

Section 9.1. Amendments. These Bylaws may be amended or repealed, and new bylaws may be adopted, by the Board or by the shareholders, except that the Board may not amend, repeal, or reinstate a bylaw that the shareholders have expressly provided may not be amended, repealed, or reinstated by the Board.

CERTIFICATE OF ADOPTION. The undersigned certifies that the foregoing Bylaws were duly adopted as the bylaws of Tejascore Techsystems Inc. by the Board of Directors of the Corporation effective as of October 28, 2025.

/s/ Amita Dagar

Amita Dagar, President, Chief Financial Officer, and Director